Exhibit 10.19(b)

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Loan and Security Agreement (this “Amendment”) is entered into as of May 5, 2026 by and among (a) (i) NTH CYCLE, INC., a Delaware corporation and (ii) NTH CYCLE HOLDINGS I, LLC, a Delaware limited liability company (individually and collectively, jointly and severally, the “Borrower”) and (b) HSBC Ventures USA Inc. (the “Bank”) with respect to the Loan and Security Agreement dated as of May 2, 2024 by and between Borrower and Bank, as amended by that certain Consent and Amendment No.1 to Loan and Security Agreement dated as of June 24, 2025 by and between Borrower and Bank (as has been and as may be further amended from time to time, the “Agreement”; capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Agreement).

1. Deferral of Principal Payments.

A. Deferral. Notwithstanding anything to the contrary contained in Section 2.2(c) of the Agreement, upon Borrower’s satisfaction of the Deferral Condition (as defined below), as determined by Bank in its sole discretion, provided that no Event of Default has occurred, or would occur with the passage of time or the giving of notice, the regularly scheduled monthly payments of principal (not interest) due on account of the Term Loan Advances (i) commencing on June 1, 2026, through and including September 1, 2026 if Borrower satisfies Deferral Condition A on or prior to May 28, 2026, (ii) commencing on June 1, 2026, through and including November 1, 2026 if Borrower satisfies Deferral Condition B on or prior to May 28, 2026, and (ii) commencing on June 1, 2026, through and including January 1, 2027 if Borrower satisfies Deferral Condition C on or prior to May 28, 2026, shall be deferred (not waived). Borrower shall at all times continue to make monthly payments of accrued interest as and when due under the Agreement.

B. Resumption of Principal Payments; Payment of Interest. Commencing on the earlier of (i) the first (1st) Payment Date following the occurrence of an Event of Default, (ii) June 1, 2026 if Borrower fails to satisfy Deferral Condition A, Deferral Condition B or Deferral Condition C on or prior to May 28, 2026, (ii) October 1, 2026 if Borrower satisfies Deferral Condition A on or prior to May 28, 2026, (iii) December 1, 2026 if Borrower satisfies Deferral Condition B on or prior to May 28, 2026, and (iv) February 1, 2027 if Borrower satisfies Deferral Condition C on or prior to May 28, 2026, and continuing on each Payment Date thereafter through and including the Term Loan Maturity Date, Borrower shall make (A) equal monthly payments of principal (including principal deferred above) in the amount required to fully amortize the outstanding balance of the Term Loan Advances on the Term Loan Maturity Date, plus (B) monthly payments of accrued but unpaid interest at the rate set forth in Section 2.3(a) of the Agreement, subject to Section 2.3(b) of the Agreement. Borrower shall at all times continue to make monthly payments of accrued interest as and when due under the Agreement. All outstanding principal (including the unpaid principal deferred hereunder) and accrued and unpaid interest under the Term Loan Advances, and all other Obligations are due and payable on the earlier of the Term Loan Maturity Date and the acceleration of the Obligations as set forth in the Agreement following the occurrence of an Event of Default.

C. Deferral Condition A. As used in this Section 1, the term “Deferral Condition A” shall mean, Borrower has provided Bank with evidence, satisfactory to Bank in its sole and absolute discretion, on or prior to May 28, 2026, that Borrower has received, after January 1, 2026, but on or prior to May 28, 2026, unrestricted and unencumbered net cash proceeds from the issuance by Borrower of Subordinated Debt to investors satisfactory to Bank, in an aggregate amount of at least Five Million Dollars ($5,000,000.00).

D. Deferral Condition B. As used in this Section 1, the term “Deferral Condition B” shall mean, Borrower has provided Bank with evidence, satisfactory to Bank in its sole and absolute discretion, on or prior to May 28, 2026, that Borrower has received, after January 1, 2026, but on or prior to May 28, 2026, unrestricted and unencumbered net cash proceeds from the issuance by Borrower of Subordinated Debt to investors satisfactory to Bank, in an aggregate amount of at least Seven Million Dollars ($7,000,000.00).

E. Deferral Condition C. As used in this Section 1, the term “Deferral Condition C” shall mean, Borrower has provided Bank with evidence, satisfactory to Bank in its sole and absolute discretion, on or prior to May 28, 2026, that Borrower has received, after January 1, 2026, but on or prior to May 28, 2026, unrestricted and unencumbered net cash proceeds from the issuance by Borrower of Subordinated Debt to investors satisfactory to Bank, in an aggregate amount of at least Ten Million Dollars ($10,000,000.00).

2. Subject to the satisfaction of the conditions precedent set forth in Section 4 below and effective as of the date hereof, the following portions of the following sections of the Agreement are hereby amended to delete the red font stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue font double-underlined text (indicated textually in the same manner as the following example: double-underlined text):

A. Section 1.1 (Definitions). The following terms and their respective definitions set forth in Section 1.1 of the Agreement are amended in their entirety and replaced with the following:

“ “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, including each Guarantee Agreement, any subordination agreement, the Warrant, the 2026 Warrant, any Control Agreement, any Bank Services Agreement, any pledge agreement, notes or guaranties executed by any Loan Party or any Subsidiary of a Loan Party and any other present or future agreement by any Loan Party or any Subsidiary of a Loan Party with or for the benefit of Bank and/or any Affiliate of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, supplemented, or otherwise modified from time to time.”

“ “Obligations” are the Loan Parties’ obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts any Loan Party owes Bank or any Affiliate of Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant and the 2026 Warrant), any Bank Services Agreement or otherwise, including, without limitation other Bank Services, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of any Loan Party assigned to Bank, and to perform any Loan Party’s duties under the Loan Documents (other than the Warrant and the 2026 Warrant).”

B. Section 1.1 (Definitions). The following new terms and their respective definitions are inserted alphabetically in Section 1.1 of the Agreement:

“ “2026 Warrant” is that certain stock purchase warrant dated as of the Second Amendment Effective Date between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.”

“ “Second Amendment Effective Date” is May 5, 2026.”

“ “Setoff” is defined in Section 12.14.”

C. Section 9.1 (Rights and Remedies). Section 9.1(g) of the Agreement is amended in its entirety and replaced with the following:

“ (g) apply to the Obligations any (i) balances and deposits of any Loan Party it or any of its Affiliates (including, without limitation, HSBC Bank USA, N.A.) holds, or (ii) amount held by Bank or any of its Affiliates (including, without limitation, HSBC Bank USA, N.A.) owing to or for the credit or the account of the Loan Parties;”

D. Section 12.14 (Right of Setoff). Section 12.14 of the Agreement is amended in its entirety and replaced with the following:

“ 12.14 Right of Setoff. Each Loan Party hereby grants to Bank a Lien and a right of offset, whether by setoff, recoupment or otherwise (“Setoff”), as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of or under common control with Bank (including ~~a~~HSBC Bank USA, N.A. and any other subsidiary or affiliate of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may ~~setoff~~Setoff the same or any part thereof (other than amounts in deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of such Loan Party’s employees and identified to Bank by Borrower as such) and apply the same to any liability or Obligation of such Loan Party even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY LOAN PARTY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.”

3. As amended hereby, the Agreement remains in full force and effect. Borrower represents and warrants that: (i) there are no Defaults or Events of Default under the Agreement; (ii) there has been no Material Adverse Change since the Effective Date; (iii) all representations and warranties of Borrower in the Agreement and all other documents executed in connection therewith are true and correct on the date hereof in all material respects; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects (or all respects, as applicable) as of such date; (iv) the Agreement as amended hereby is legal and binding upon Borrower with no claims, counterclaims, defenses or setoffs with respect thereto; and (v) Borrower is validly existing under the laws of the State of its organization and has the requisite power and authority to execute this Amendment.

4. This Amendment shall be effective upon satisfaction of all of the following conditions:

A. The Bank shall have received counterparts of this Amendment executed on behalf of Borrower and the Bank.

B. The representations and warranties of Borrower in this Amendment shall be true, accurate, and complete in all material respects on the date hereof; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects (or all respects, as applicable) as of such date.

5. Borrower hereby (a) reaffirms as of the date hereof each and every security interest and lien granted by Borrower in favor of the Bank and (b) acknowledges that such security interests and liens continue in full force and effect.

6. Release of Claims:

A. Borrower, on behalf of itself and its successors and assigns and Affiliates (collectively, the “Releasing Parties”), hereby releases, remises, acquits and forever discharges Bank and all of its subsidiaries, divisions, affiliates, officers, directors, employees, agents, attorneys, advisors, predecessors, heirs, successors and assigns, any loan participant, and any servicer or any of their respective Affiliates (collectively, the “Released Parties”), from any and all actions, causes of actions, suits, claims, demands, proceedings, judgments, executions, debts, claims, damages, liabilities, obligations, costs and expenses of any and every kind and character, known or unknown, liabilities, contracts, obligations, accounts, torts, causes of action or claims for relief of whatever kind or nature, accruing prior to the date hereof, whether known or unknown, or whether suspected or unsuspected, which the Releasing Parties may have or which may hereafter be asserted against Released Parties, or any of them, including without limitation (x) resulting from or in any way relating to any act or omission done, or committed or suffered to be done by Released Parties, or any of them, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties, and (y) in any way directly or indirectly arising out of or in any way connected to this Amendment, any of the other Loan Documents as modified, supplemented, amended and/or restated by this Amendment, or the Collateral (all of the foregoing hereinafter called the “Released Matters”).

B. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

C. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by any Releasing Party above. If any Releasing Party violates the foregoing covenant, Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Released Parties may sustain as a result of such violation, all documented attorneys' fees and costs incurred by any Released Parties as a result of such violation.

D. Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law.

8. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Amendment by email in .pdf format or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

9. The parties agree and consent to the use of electronic signatures solely for the purpose of executing this Amendment or any related transactional document (including any amendments thereto). Such electronic signatures shall be deemed to have the same full and binding effect as a handwritten signature.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized representatives of the undersigned parties effective as of the date first written above.

BORROWER:			BANK:

NTH CYCLE, INC.

HSBC VENTURES USA INC.

By:	/s/ Megan O’Connor	By:	/s/ Lexi DeMarco
Name:	Megan O’Connor	Name:	Lexi DeMarco
Title:	Chief Executive Officer	Title:	Senior Vice President

NTH CYCLE HOLDINGS I, LLC

By: NTH CYCLE, INC., its sole Member

By:	/s/ Megan O’Connor
Name:	Megan O’Connor
Title:	Chief Executive Officer

Signature Page to Amendment No. 2 to Loan and Security Agreement